Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Gelmon, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of MDWerks, Inc. for the quarter ended March 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of American International Holdings Corp. at the dates and for the periods indicated.

Date: May 23, 2022

By:	/s/ Michael Gelmon
Name:	Michael Gelmon
Title:	Chief Executive Officer (Principal Executive Officer and Principal Accounting/Financial Officer)